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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Information," "Selected Historical Consolidated Financial Information" and "Experts" and to the use of our reports dated (i) March 27, 2003 (except for Note 22, as to which the date is September 17, 2003) with respect to the consolidated financial statements and schedules of NTL Incorporated; (ii) May 28, 2003 with respect to the consolidated financial statements and schedules of NTL Europe, Inc.; and (iii) May 28, 2003 with respect to the consolidated financial statements and schedules of NTL (Delaware), Inc., all included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-109194) and related Prospectus of NTL Incorporated for the registration of transferable rights to purchase shares of NTL Incorporated common stock to be issued initially to existing stockholders and related shares of its common stock.

                                        /s/ Ernst & Young LLP
                                        -------------------------

New York, New York
October 30, 2003